WesBanco Announces Fourth Quarter 2024 Financial Results

Strong year-over-year loan growth of $1 billion, matched by deposit growth of $1 billion

Wheeling, WVa. (January 22, 2025) – WesBanco, Inc. (“WesBanco” or “Company”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2024. Net income available to common shareholders for the fourth quarter of 2024 was $47.1 million, with earnings per share of $0.70, compared to $32.4 million and $0.55 per share, respectively, for the fourth quarter of 2023. For the twelve months ended December 31, 2024, net income was $141.4 million, or $2.26 per share, compared to $148.9 million, or $2.51 per share, for the 2023 period. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the twelve months ended December 31, 2024 was $146.4 million, or $2.34 per share, as compared to $151.9 million, or $2.56 per share (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2024		2023		2024		2023
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$47,608	$0.71	$32,437	$0.55	$146,441	$2.34	$151,933	$2.56
Less: After tax restructuring and merger-related expenses	(510)	(0.01)	-	-	(5,056)	(0.08)	(3,026)	(0.05)
Net income available to common shareholders (GAAP)	$47,098	$0.70	$32,437	$0.55	$141,385	$2.26	$148,907	$2.51
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended December 31, 2024:

•
Total loan growth was 8.7% year-over-year and 6.6% over the sequential quarter, annualized
o
Sequential quarter loan growth was fully funded through deposit growth
o
Total loans are up $1.0 billion compared to the prior year, driven by commercial loan growth
o
Total loans have grown at a compound annual rate of 9.1% since year-end 2021
•
Deposits of $14.1 billion increased 7.3% year-over-year and 8.6% over the sequential quarter, annualized
o
Deposit growth, excluding certificates of deposit, increased 3.9% year-over-year and 7.7% over the sequential quarter, annualized
o
Total deposits are up $1.0 billion compared to the prior year, matching loan growth
o
Average loans to average deposits were 89.2%, providing continued capacity to fund loan growth
•
Fee income increased $6.3 million, or 21%, year-over-year reflecting growth in net swap fee and valuation income, trust fees, and service charges on deposits, which include new products and services and treasury management fees
•
Key credit quality metrics continued to remain at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $10 billion and $25 billion)
•
The acquisition of Premier Financial Corp. remains on track, pending regulatory approvals
•
WesBanco was recently named one of America’s Best Regional Banks by Newsweek and a Most Trusted Company in America by Forbes

“2024 was an excellent year for WesBanco. We delivered strong loan growth of $1 billion, which was fully funded by deposit growth. We also announced our transformational merger with Premier Financial and continued to earn national recognitions for stability, trustworthiness, and workplace excellence,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “We have achieved a compound annual loan growth rate of 9% over the past three years, raised $200 million of common equity and paid down higher-cost borrowings – key successes in our strategy to strengthen our balance sheet and net interest margin. Additionally, we continued to focus on cost-control while enhancing our wealth and treasury management businesses to deepen client relationships and drive positive operating leverage. With the pending Premier Financial merger and the strength of our proven strategies, we are well positioned to build on our momentum and continue delivering value for our customers and stakeholders.”

Balance Sheet

As of December 31, 2024, portfolio loans were $12.7 billion, which increased $1.0 billion, or 8.7%, year-over-year driven by strong performance by our banking teams across our markets. Total commercial loans of $9.1 billion increased 10.7%

year-over-year and 8.5% quarter-over-quarter annualized. Commercial loan growth continues to reflect the success of our strategies, as well as lower commercial real estate payoffs, which totaled approximately $350 million during 2024.

Deposits, as of December 31, 2024, were $14.1 billion, up 7.3% year-over-year and up 8.6% quarter-over-quarter annualized, reflecting the success of our efforts on deposit gathering and retention. The composition of total deposits continues to have some mix shift; however, total demand deposits continue to represent 54% of total deposits, with the non-interest bearing component representing 27%, which remains consistent with the percentage range prior to the pandemic. When excluding certificate of deposits, total deposits increased 3.9% year-over-year and 7.7% quarter-over-quarter annualized.

Federal Home Loan Bank (“FHLB”) borrowings totaled $1.0 billion, at December 31, 2024, a decrease of 14.9%, or $175.0 million from September 30, 2024. This paydown was funded by deposit growth exceeding loan growth during the fourth quarter.

Credit Quality

As of December 31, 2024, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last three years. Total loans past due as a percent of the loan portfolio increased 3 basis points quarter-over-quarter to 0.47%, while non-performing assets as a percentage of total assets increased 6 basis points to 0.22% from the prior year period. The fourth quarter provision for credit losses decreased both year-over-year and sequentially to a negative provision of $0.1 million. The allowance for credit losses was $138.8 million at December 31, 2024, which provided a coverage ratio of 1.10%. The coverage ratio was down 3 basis points from prior quarter, primarily due to improvements in the macroeconomic forecasts related to lower unemployment assumptions and a more normalized yield curve, offsetting loan portfolio growth and office portfolio reserves. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.08% of total loans.

Net Interest Margin and Income

The fourth quarter margin of 3.03% improved 8 basis points compared to the third quarter and 1 basis point on a year-over-year basis, through a combination of higher loan and securities yields and lower funding costs. Deposit funding costs were 271 basis points for the fourth quarter of 2024, as compared to 285 basis points in the third quarter of 2024 and 234 basis points in the prior year period. When including non-interest bearing deposits, deposit funding costs for the fourth quarter were 197 basis points.

Net interest income for the fourth quarter of 2024 was $126.5 million, an increase of $8.7 million, or 7.4% year-over-year, reflecting the impact of loan growth, higher loan and securities yields, and lower FHLB borrowings more than offsetting higher deposit funding costs. For the twelve months ended December 31, 2024, net interest income of $478.2 million decreased $3.1 million, or 0.7%, primarily due to higher funding costs offsetting the impact of loan growth and higher loan and securities yields in the year-to-date period.

Non-Interest Income

For the fourth quarter of 2024, non-interest income of $36.4 million increased $6.3 million, or 21.0%, from the fourth quarter of 2023 due to higher net swap fee and valuation income, service charges on deposits, and trust fees. Gross swap fees were $1.3 million in the fourth quarter, compared to $2.2 million in the prior year period, while fair value adjustments were $1.9 million compared to a loss of $2.5 million, respectively. Service charges on deposits increased $1.1 million year-over-year, reflecting fee income from new products and services and treasury management, as well as increased general consumer spending. Trust fees increased $0.8 million due to organic growth and market valuation changes. Other income included a $2.3 million gain from the transfer of certain liabilities for future pension payments to a third-party insurance company.

Primarily reflecting the items discussed above and mortgage banking income, non-interest income, for the twelve months ended December 31, 2024, increased $7.5 million, or 6.3%, year-over-year to $128.0 million. Trust fees increased $2.5 million, reflecting higher assets under management from organic growth and market appreciation. Mortgage banking income increased $1.6 million year-over-year due to more residential mortgages sold in the secondary market, as well as an associated wider gain-on-sale margin.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended December 31, 2024 were $100.5 million, a $1.0 million, or 1.0%, increase year-over-year primarily due to increases in equipment and software expenses, which increased $1.0 million reflecting the impact of the prior year ATM upgrades, which were phased in throughout the prior year.

Excluding restructuring and merger-related expenses, non-interest expense for 2024 of $395.5 million increased $9.3 million, or 2.4%, compared to the prior year period, due primarily to equipment and software expense, as described above, other operating expenses, and higher FDIC insurance expense. Other operating expenses increased $5.3 million primarily due to higher costs and fees in support of loan growth and higher other miscellaneous expenses. FDIC insurance increased $2.0 million year-over-year due to an increase in the minimum rate for all banks.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At December 31, 2024, Tier I leverage was 10.68%, Tier I risk-based capital ratio was 13.06%, common equity Tier 1 capital ratio (“CET 1”) was 12.07%, and total risk-based capital was 15.88%. In addition, the tangible common equity to tangible assets ratio was 8.70% due to strong earnings and the third quarter common equity raise.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2024 at 3:00 p.m. ET on Thursday, January 23, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 8807978. The replay will begin at approximately 5:00 p.m. ET on January 23, 2025 and end at 12 a.m. ET on February 6, 2025. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2023 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the proposed merger with Premier Financial Corp. (“Premier Financial” or “Premier”) may not close when expected, that the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Premier may not be fully realized within the expected timeframes; disruption from the proposed merger of WesBanco and Premier may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Statements in this presentation with respect to the expected timing of and benefits of the proposed merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected time frames; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2023 Annual Report on Form 10-K, Premier’s 2023 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Premier with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 which includes a joint proxy statement of Premier Financial and the Company and a prospectus of the Company with respect to shares of the Company’s common stock to be issued in the proposed transaction, as well as other relevant documents concerning the proposed transaction. The Form S-4 was declared effective on October 28, 2024, and Wesbanco and Premier Financial commenced mailing to their respective shareholders on or about November 1, 2024 in connection with their respective special meetings of shareholders, which were held on December 11, 2024, at which the shareholders of both companies approved all matters related to the proposed transaction that were submitted for a vote. This communication is not a substitute for the Registration Statement on Form S-4, the joint proxy statement/Prospectus or any other document that the Company and/or Premier Financial may file with the SEC in connection with the proposed transaction. SHAREHOLDERS OF THE COMPANY, SHAREHOLDERS OF PREMIER FINANCIAL AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Registration Statement on Form S-4, which includes the joint proxy statements/prospectus, and other related documents filed by the Company or Premier with the SEC, may be obtained for free at the SEC’s website at www.sec.gov, and from either the Company’s or Premier Financial’s website at www.wesbanco.com or www.premierfincorp.com, respectively.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $18.7 billion in total assets, with our Trust and Investment Services holding $6.0 billion of assets under management and securities account values (including annuities) of $1.9 billion through our broker/dealer, as of December 31, 2024. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Interest and dividend income
Loans, including fees	$183,251	$162,498	12.8	$709,802	$596,852	18.9
Interest and dividends on securities:
Taxable	18,575	17,798	4.4	70,559	73,449	(3.9)
Tax-exempt	4,449	4,639	(4.1)	18,089	18,830	(3.9)
Total interest and dividends on securities	23,024	22,437	2.6	88,648	92,279	(3.9)
Other interest income	7,310	6,383	14.5	27,191	22,385	21.5
Total interest and dividend income	213,585	191,318	11.6	825,641	711,516	16.0
Interest expense
Interest bearing demand deposits	27,044	23,686	14.2	107,700	72,866	47.8
Money market deposits	18,734	14,302	31.0	72,899	36,616	99.1
Savings deposits	7,271	7,310	(0.5)	31,066	23,869	30.2
Certificates of deposit	16,723	8,380	99.6	53,236	18,472	188.2
Total interest expense on deposits	69,772	53,678	30.0	264,901	151,823	74.5
Federal Home Loan Bank borrowings	12,114	14,841	(18.4)	62,489	59,318	5.3
Other short-term borrowings	1,291	891	44.9	3,953	2,545	55.3
Subordinated debt and junior subordinated debt	3,902	4,150	(6.0)	16,090	16,492	(2.4)
Total interest expense	87,079	73,560	18.4	347,433	230,178	50.9
Net interest income	126,506	117,758	7.4	478,208	481,338	(0.7)
Provision for credit losses	(147)	4,803	(103.1)	19,206	17,734	8.3
Net interest income after provision for credit losses	126,653	112,955	12.1	459,002	463,604	(1.0)
Non-interest income
Trust fees	7,775	7,019	10.8	30,676	28,135	9.0
Service charges on deposits	8,138	6,989	16.4	29,979	26,116	14.8
Digital banking income	5,125	4,890	4.8	19,953	19,454	2.6
Net swap fee and valuation income / (loss)	3,230	(345)	NM	5,941	6,912	(14.0)
Net securities brokerage revenue	2,430	2,563	(5.2)	10,238	10,055	1.8
Bank-owned life insurance	2,512	3,455	(27.3)	9,544	11,002	(13.3)
Mortgage banking income	1,229	650	89.1	4,270	2,652	61.0
Net securities gains	61	887	(93.1)	1,408	900	56.4
Net gains on other real estate owned and other assets	193	445	(56.6)	142	1,520	(90.7)
Other income	5,695	3,521	61.7	15,832	13,701	15.6
Total non-interest income	36,388	30,074	21.0	127,983	120,447	6.3
Non-interest expense
Salaries and wages	45,638	45,164	1.0	177,516	176,938	0.3
Employee benefits	11,856	11,409	3.9	46,141	46,901	(1.6)
Net occupancy	5,999	6,417	(6.5)	25,157	25,338	(0.7)
Equipment and software	10,681	9,648	10.7	41,303	36,666	12.6
Marketing	2,531	2,975	(14.9)	9,764	11,178	(12.6)
FDIC insurance	3,640	3,369	8.0	14,215	12,249	16.1
Amortization of intangible assets	2,034	2,243	(9.3)	8,251	9,088	(9.2)
Restructuring and merger-related expense	646	-	100.0	6,400	3,830	67.1
Other operating expenses	18,079	18,278	(1.1)	73,124	67,814	7.8
Total non-interest expense	101,104	99,503	1.6	401,871	390,002	3.0
Income before provision for income taxes	61,937	43,526	42.3	185,114	194,049	(4.6)
Provision for income taxes	12,308	8,558	43.8	33,604	35,017	(4.0)
Net Income	49,629	34,968	41.9	151,510	159,032	(4.7)
Preferred stock dividends	2,531	2,531	-	10,125	10,125	-
Net income available to common shareholders	$47,098	$32,437	45.2	$141,385	$148,907	(5.1)

Taxable equivalent net interest income	$127,689	$118,991	7.3	$483,016	$486,343	(0.7)

Per common share data
Net income per common share - basic	$0.70	$0.55	27.3	$2.26	$2.51	(10.0)
Net income per common share - diluted	0.70	0.55	27.3	2.26	2.51	(10.0)
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.55	29.1	2.34	2.56	(8.6)
Dividends declared	0.37	0.36	2.8	1.45	1.41	2.8
Book value (period end)	39.54	40.23	(1.7)	39.54	40.23	(1.7)
Tangible book value (period end) (1)	22.83	21.28	7.3	22.83	21.28	7.3
Average common shares outstanding - basic	66,895,834	59,370,171	12.7	62,589,406	59,303,210	5.5
Average common shares outstanding - diluted	66,992,009	59,479,031	12.6	62,653,557	59,427,989	5.4
Period end common shares outstanding	66,919,805	59,376,435	12.7	66,919,805	59,376,435	12.7
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2024	2023	% Change
Return on average assets	0.78%	0.86%	(9.30)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.81	0.88	(7.95)
Return on average equity	5.33	6.02	(11.46)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.52	6.14	(10.10)
Return on average tangible equity (1)	9.66	11.59	(16.65)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	9.99	11.82	(15.48)
Return on average tangible common equity (1)	10.66	12.99	(17.94)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	11.03	13.24	(16.69)
Yield on earning assets (2)	5.10	4.63	10.15
Cost of interest bearing liabilities	3.07	2.25	36.44
Net interest spread (2)	2.03	2.38	(14.71)
Net interest margin (2)	2.96	3.14	(5.73)
Efficiency (1) (2)	64.73	63.64	1.71
Average loans to average deposits	89.48	85.71	4.40
Annualized net loan charge-offs/average loans	0.11	0.04	175.00
Effective income tax rate	18.15	18.05	0.55

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2024	2024	2024	2024	2023
Return on average assets	1.01%	0.76%	0.59%	0.75%	0.74%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.02	0.79	0.66	0.75	0.74
Return on average equity	6.68	5.09	4.17	5.24	5.21
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.75	5.32	4.65	5.24	5.21
Return on average tangible equity (1)	11.49	9.07	7.93	9.85	10.11
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	11.61	9.46	8.78	9.85	10.11
Return on average tangible common equity (1)	12.56	9.97	8.83	10.96	11.32
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	12.69	10.40	9.77	10.96	11.32
Yield on earning assets (2)	5.10	5.19	5.11	4.98	4.88
Cost of interest bearing liabilities	2.96	3.21	3.12	2.98	2.76
Net interest spread (2)	2.14	1.98	1.99	2.00	2.12
Net interest margin (2)	3.03	2.95	2.95	2.92	3.02
Efficiency (1) (2)	61.23	65.29	66.11	66.65	66.75
Average loans to average deposits	89.24	90.58	89.40	88.67	87.07
Annualized net loan charge-offs and recoveries /average loans	0.13	0.05	0.07	0.20	0.06
Effective income tax rate	19.87	16.75	17.42	17.74	19.66
Trust and Investment Services assets under management (3)	$5,968	$6,061	$5,633	$5,601	$5,360
Broker-dealer securities account values (including annuities) (3)	$1,852	$1,853	$1,780	$1,751	$1,686

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	December 31,			September 30,	September 30, 2024
Balance sheets	2024	2023	% Change	2024	to December 31, 2024
Assets
Cash and due from banks	$142,271	$158,504	(10.2)	$172,221	(17.4)
Due from banks - interest bearing	425,866	436,879	(2.5)	448,676	(5.1)
Securities:
Equity securities, at fair value	13,427	12,320	9.0	13,355	0.5
Available-for-sale debt securities, at fair value	2,246,072	2,194,329	2.4	2,228,527	0.8
Held-to-maturity debt securities (fair values of $1,006,817, $1,069,159 and $1,052,781 respectively)	1,152,906	1,199,527	(3.9)	1,162,359	(0.8)
Allowance for credit losses - held-to-maturity debt securities	(146)	(192)	24.0	(148)	1.4
Net held-to-maturity debt securities	1,152,760	1,199,335	(3.9)	1,162,211	(0.8)
Total securities	3,412,259	3,405,984	0.2	3,404,093	0.2
Loans held for sale	18,695	16,354	14.3	22,127	(15.5)
Portfolio loans:
Commercial real estate	7,326,681	6,565,448	11.6	7,206,271	1.7
Commercial and industrial	1,787,277	1,670,659	7.0	1,717,369	4.1
Residential real estate	2,520,086	2,438,574	3.3	2,519,089	0.0
Home equity	821,110	734,219	11.8	796,594	3.1
Consumer	201,275	229,561	(12.3)	212,107	(5.1)
Total portfolio loans, net of unearned income	12,656,429	11,638,461	8.7	12,451,430	1.6
Allowance for credit losses - loans	(138,766)	(130,675)	(6.2)	(140,872)	1.5
Net portfolio loans	12,517,663	11,507,786	8.8	12,310,558	1.7
Premises and equipment, net	219,076	233,571	(6.2)	222,005	(1.3)
Accrued interest receivable	78,324	77,435	1.1	79,465	(1.4)
Goodwill and other intangible assets, net	1,124,016	1,132,267	(0.7)	1,126,050	(0.2)
Bank-owned life insurance	360,738	355,033	1.6	358,701	0.6
Other assets	385,390	388,561	(0.8)	370,273	4.1
Total Assets	$18,684,298	$17,712,374	5.5	$18,514,169	0.9
Liabilities
Deposits:
Non-interest bearing demand	$3,842,758	$3,962,592	(3.0)	$3,777,781	1.7
Interest bearing demand	3,771,314	3,463,443	8.9	3,667,082	2.8
Money market	2,429,977	2,017,713	20.4	2,347,444	3.5
Savings deposits	2,362,736	2,493,254	(5.2)	2,381,542	(0.8)
Certificates of deposit	1,726,932	1,231,702	40.2	1,663,494	3.8
Total deposits	14,133,717	13,168,704	7.3	13,837,343	2.1
Federal Home Loan Bank borrowings	1,000,000	1,350,000	(25.9)	1,175,000	(14.9)
Other short-term borrowings	192,073	105,893	81.4	140,641	36.6
Subordinated debt and junior subordinated debt	279,308	279,078	0.1	279,251	0.0
Total borrowings	1,471,381	1,734,971	(15.2)	1,594,892	(7.7)
Accrued interest payable	14,228	11,121	27.9	16,406	(13.3)
Other liabilities	274,691	264,516	3.8	263,943	4.1
Total Liabilities	15,894,017	15,179,312	4.7	15,712,584	1.2
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 200,000,000, 100,000,000, and 100,000,000 shares authorized; 75,354,034, 68,081,306 and 75,354,034 shares issued; 66,919,805, 59,376,435 and 66,871,479 shares outstanding, respectively	156,985	141,834	10.7	156,985	-
Capital surplus	1,809,679	1,635,859	10.6	1,808,272	0.1
Retained earnings	1,192,091	1,142,586	4.3	1,169,808	1.9
Treasury stock (8,434,229, 8,704,871 and 8,482,555 shares - at cost, respectively)	(292,244)	(302,995)	3.5	(294,079)	0.6
Accumulated other comprehensive loss	(218,632)	(226,693)	3.6	(181,804)	(20.3)
Deferred benefits for directors	(2,082)	(2,013)	(3.4)	(2,081)	(0.0)
Total Shareholders' Equity	2,790,281	2,533,062	10.2	2,801,585	(0.4)
Total Liabilities and Shareholders' Equity	$18,684,298	$17,712,374	5.5	$18,514,169	0.9

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended Dec. 31,				For the Twelve Months Ended Dec. 31,
	2024		2023		2024		2023
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$474,933	5.05%	$332,670	6.25%	$409,900	5.48%	$348,109	5.43%
Loans, net of unearned income (1)	12,565,244	5.80	11,490,379	5.61	12,185,386	5.83	11,132,618	5.36
Securities: (2)
Taxable	2,924,539	2.53	3,010,064	2.35	2,894,993	2.44	3,150,781	2.33
Tax-exempt (3)	734,929	3.05	770,186	3.02	748,304	3.06	783,697	3.04
Total securities	3,659,468	2.63	3,780,250	2.48	3,643,297	2.57	3,934,478	2.47
Other earning assets	51,208	9.99%	52,879	8.57%	57,845	8.20	55,368	6.26
Total earning assets (3)	16,750,853	5.10%	15,656,178	4.88%	16,296,428	5.10%	15,470,573	4.63%
Other assets	1,842,412		1,769,933		1,826,197		1,789,147
Total Assets	$18,593,265		$17,426,111		$18,122,625		$17,259,720

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,763,465	2.86%	$3,417,220	2.75%	$3,604,463	2.99%	$3,243,786	2.25%
Money market accounts	2,427,005	3.07	1,985,203	2.86	2,259,882	3.23	1,763,921	2.08
Savings deposits	2,365,805	1.22	2,515,798	1.15	2,422,859	1.28	2,655,105	0.90
Certificates of deposit	1,704,878	3.90	1,191,583	2.79	1,467,738	3.63	1,008,950	1.83
Total interest bearing deposits	10,261,153	2.71	9,109,804	2.34	9,754,942	2.72	8,671,762	1.75
Federal Home Loan Bank borrowings	972,283	4.96	1,080,163	5.45	1,164,344	5.37	1,138,247	5.21
Repurchase agreements	179,052	2.87	114,801	3.08	125,534	3.15	115,817	2.20
Subordinated debt and junior subordinated debt	279,277	5.56	282,004	5.84	279,189	5.76	281,788	5.85
Total interest bearing liabilities (4)	11,691,765	2.96%	10,586,772	2.76%	11,324,009	3.07%	10,207,614	2.25%
Non-interest bearing demand deposits	3,819,593		4,086,366		3,863,366		4,316,245
Other liabilities	275,828		284,448		282,076		261,234
Shareholders' equity	2,806,079		2,468,525		2,653,174		2,474,627
Total Liabilities and Shareholders' Equity	$18,593,265		$17,426,111		$18,122,625		$17,259,720
Taxable equivalent net interest spread		2.14%		2.12%		2.03%		2.38%
Taxable equivalent net interest margin		3.03%		3.02%		2.96%		3.14%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $1.1 million and $0.7 million for the three months ended December 31, 2024 and 2023, respectively, and were $2.9 million and $2.7 million for the twelve months ended December 31, 2024 and 2023, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.8 million and $1.0 million for the twelve months ended December 31, 2024 and 2023, respectively, and $3.1 million and $4.5 million for the twelve months ended December 31, 2024 and 2023, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.2 million for the three months ended December 31, 2023 and $0.2 million and $0.5 million for the twelve months ended December 31, 2024 and 2023, respectively. There was no accretion on interest bearing liabilities recorded for the three months ended December 31, 2024.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Statement of Income	2024	2024	2024	2024	2023
Interest and dividend income
Loans, including fees	$183,251	$184,215	$175,361	$166,974	$162,498
Interest and dividends on securities:
Taxable	18,575	17,651	16,929	17,404	17,798
Tax-exempt	4,449	4,498	4,556	4,586	4,639
Total interest and dividends on securities	23,024	22,149	21,485	21,990	22,437
Other interest income	7,310	7,365	6,147	6,369	6,383
Total interest and dividend income	213,585	213,729	202,993	195,333	191,318
Interest expense
Interest bearing demand deposits	27,044	28,139	26,925	25,590	23,686
Money market deposits	18,734	19,609	18,443	16,114	14,302
Savings deposits	7,271	8,246	7,883	7,667	7,310
Certificates of deposit	16,723	14,284	11,982	10,247	8,380
Total interest expense on deposits	69,772	70,278	65,233	59,618	53,678
Federal Home Loan Bank borrowings	12,114	17,147	16,227	17,000	14,841
Other short-term borrowings	1,291	1,092	896	674	891
Subordinated debt and junior subordinated debt	3,902	4,070	4,044	4,075	4,150
Total interest expense	87,079	92,587	86,400	81,367	73,560
Net interest income	126,506	121,142	116,593	113,966	117,758
Provision for credit losses	(147)	4,798	10,541	4,014	4,803
Net interest income after provision for credit losses	126,653	116,344	106,052	109,952	112,955
Non-interest income
Trust fees	7,775	7,517	7,303	8,082	7,019
Service charges on deposits	8,138	7,945	7,111	6,784	6,989
Digital banking income	5,125	5,084	5,040	4,704	4,890
Net swap fee and valuation income/ (loss)	3,230	(627)	1,776	1,563	(345)
Net securities brokerage revenue	2,430	2,659	2,601	2,548	2,563
Bank-owned life insurance	2,512	2,173	2,791	2,067	3,455
Mortgage banking income	1,229	1,280	1,069	693	650
Net securities gains	61	675	135	537	887
Net gains/(losses) on other real estate owned and other assets	193	(239)	34	154	445
Other income	5,695	3,145	3,495	3,497	3,521
Total non-interest income	36,388	29,612	31,355	30,629	30,074
Non-interest expense
Salaries and wages	45,638	44,890	43,991	42,997	45,164
Employee benefits	11,856	11,522	10,579	12,184	11,409
Net occupancy	5,999	6,226	6,309	6,623	6,417
Equipment and software	10,681	10,157	10,457	10,008	9,648
Marketing	2,531	2,977	2,371	1,885	2,975
FDIC insurance	3,640	3,604	3,523	3,448	3,369
Amortization of intangible assets	2,034	2,053	2,072	2,092	2,243
Restructuring and merger-related expense	646	1,977	3,777	-	-
Other operating expenses	18,079	17,777	19,313	17,954	18,278
Total non-interest expense	101,104	101,183	102,392	97,191	99,503
Income before provision for income taxes	61,937	44,773	35,015	43,390	43,526
Provision for income taxes	12,308	7,501	6,099	7,697	8,558
Net Income	49,629	37,272	28,916	35,693	34,968
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$47,098	$34,741	$26,385	$33,162	$32,437

Taxable equivalent net interest income	$127,689	$122,338	$117,804	$115,185	$118,991

Per common share data
Net income per common share - basic	$0.70	$0.54	$0.44	$0.56	$0.55
Net income per common share - diluted	0.70	0.54	0.44	0.56	0.55
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.56	0.49	0.56	0.55
Dividends declared	0.37	0.36	0.36	0.36	0.36
Book value (period end)	39.54	39.73	40.28	40.30	40.23
Tangible book value (period end) (1)	22.83	22.99	21.45	21.39	21.28
Average common shares outstanding - basic	66,895,834	64,488,962	59,521,872	59,382,758	59,370,171
Average common shares outstanding - diluted	66,992,009	64,634,208	59,656,429	59,523,679	59,479,031
Period end common shares outstanding	66,919,805	66,871,479	59,579,310	59,395,777	59,376,435
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,262	2,277	2,370	2,331	2,368

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		March 31,		Dec. 31,
Asset quality data	2024		2024		2024		2024		2023
Non-performing assets:
Total non-performing loans	$39,752		$30,421		$35,468		$32,919		$26,808
Other real estate and repossessed assets	852		906		1,328		1,474		1,497
Total non-performing assets	$40,604		$31,327		$36,796		$34,393		$28,305

Past due loans (1):
Loans past due 30-89 days	$45,926		$33,762		$20,237		$18,515		$22,875
Loans past due 90 days or more	13,553		20,427		9,171		5,408		9,638
Total past due loans	$59,479		$54,189		$29,408		$23,923		$32,513

Criticized and classified loans (2):
Criticized loans	$242,000		$200,540		$179,621		$171,536		$183,174
Classified loans	112,669		93,185		83,744		101,898		75,497
Total criticized and classified loans	$354,669		$293,725		$263,365		$273,434		$258,671

Loans past due 30-89 days / total portfolio loans	0.36%		0.27%		0.17%		0.16%		0.20%
Loans past due 90 days or more / total portfolio loans	0.11		0.16		0.07		0.05		0.08
Non-performing loans / total portfolio loans	0.31		0.24		0.29		0.28		0.23
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.32		0.25		0.30		0.29		0.24
Non-performing assets / total assets	0.22		0.17		0.20		0.19		0.16
Criticized and classified loans / total portfolio loans	2.80		2.36		2.15		2.30		2.22

Allowance for credit losses
Allowance for credit losses - loans	$138,766		$140,872		$136,509		$129,190		$130,675
Allowance for credit losses - loan commitments	6,120		8,225		9,194		8,175		8,604
Provision for credit losses	(147)		4,798		10,541		4,014		4,803
Net loan and deposit account overdraft charge-offs and recoveries	4,066		1,420		2,221		5,935		1,857
Annualized net loan charge-offs and recoveries / average loans	0.13%		0.05%		0.07%		0.20%		0.06%
Allowance for credit losses - loans / total portfolio loans	1.10%		1.13%		1.11%		1.09%		1.12%
Allowance for credit losses - loans / non-performing loans	3.49	x	4.63	x	3.85	x	3.92	x	4.87	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.40	x	1.66	x	2.10	x	2.27	x	2.20	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2024		2024		2024		2024		2023
Capital ratios
Tier I leverage capital	10.68%		10.69%		9.72%		9.79%		9.87%
Tier I risk-based capital	13.06		12.89		11.58		11.87		12.05
Total risk-based capital	15.88		15.74		14.45		14.76		14.91
Common equity tier 1 capital ratio (CET 1)	12.07		11.89		10.58		10.84		10.99
Average shareholders' equity to average assets	15.09		14.84		14.21		14.38		14.17
Tangible equity to tangible assets (3)	9.52		9.67		8.37		8.50		8.49
Tangible common equity to tangible assets (3)	8.70		8.84		7.52		7.63		7.62

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2024	2024	2023	2024	2023
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$47,098	$34,741	$26,385	$33,162	$32,437	$141,385	$148,907
Plus: after-tax restructuring and merger-related expenses (1)	510	1,562	2,984	-	-	5,056	3,026
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	47,608	36,303	29,369	33,162	32,437	146,441	151,933

Average total assets	$18,593,265	$18,295,583	$17,890,314	$17,704,265	$17,426,111	$18,122,625	$17,259,720

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.02%	0.79%	0.66%	0.75%	0.74%	0.81%	0.88%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$47,098	$34,741	$26,385	$33,162	$32,437	$141,385	$148,907
Plus: after-tax restructuring and merger-related expenses (1)	510	1,562	2,984	-	-	5,056	3,026
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	47,608	36,303	29,369	33,162	32,437	146,441	151,933

Average total shareholders' equity	2,806,079	2,715,461	2,542,948	2,545,841	2,468,525	2,653,174	2,474,627

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.75%	5.32%	4.65%	5.24%	5.21%	5.52%	6.14%

Return on average tangible equity:
Net income available to common shareholders	$47,098	$34,741	$26,385	$33,162	$32,437	$141,385	$148,907
Plus: amortization of intangibles (1)	1,607	1,622	1,637	1,653	1,772	6,518	7,180
Net income available to common shareholders before amortization of intangibles	48,705	36,363	28,022	34,815	34,209	147,903	156,087

Average total shareholders' equity	2,806,079	2,715,461	2,542,948	2,545,841	2,468,525	2,653,174	2,474,627
Less: average goodwill and other intangibles, net of def. tax liability	(1,119,060)	(1,120,662)	(1,122,264)	(1,123,938)	(1,125,593)	(1,121,472)	(1,128,277)
Average tangible equity	$1,687,019	$1,594,799	$1,420,684	$1,421,903	$1,342,932	$1,531,702	$1,346,350

Return on average tangible equity (annualized) (2)	11.49%	9.07%	7.93%	9.85%	10.11%	9.66%	11.59%

Average tangible common equity	$1,542,535	$1,450,315	$1,276,200	$1,277,419	$1,198,448	$1,387,218	$1,201,866
Return on average tangible common equity (annualized) (2)	12.56%	9.97%	8.83%	10.96%	11.32%	10.66%	12.99%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$47,098	$34,741	$26,385	$33,162	$32,437	$141,385	$148,907
Plus: after-tax restructuring and merger-related expenses (1)	510	1,562	2,984	-	-	5,056	3,026
Plus: amortization of intangibles (1)	1,607	1,622	1,637	1,653	1,772	6,518	7,180
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	49,215	37,925	31,006	34,815	34,209	152,959	159,113

Average total shareholders' equity	2,806,079	2,715,461	2,542,948	2,545,841	2,468,525	2,653,174	2,474,627
Less: average goodwill and other intangibles, net of def. tax liability	(1,119,060)	(1,120,662)	(1,122,264)	(1,123,938)	(1,125,593)	(1,121,472)	(1,128,277)
Average tangible equity	$1,687,019	$1,594,799	$1,420,684	$1,421,903	$1,342,932	$1,531,702	$1,346,350

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	11.61%	9.46%	8.78%	9.85%	10.11%	9.99%	11.82%

Average tangible common equity	$1,542,535	$1,450,315	$1,276,200	$1,277,419	$1,198,448	$1,387,218	$1,201,866
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.69%	10.40%	9.77%	10.96%	11.32%	11.03%	13.24%

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2024	2024	2023	2024	2023

Efficiency ratio:
Non-interest expense	$101,104	$101,183	$102,392	$97,191	$99,503	$401,871	$390,002
Less: restructuring and merger-related expense	(646)	(1,977)	(3,777)	-	-	(6,400)	(3,830)
Non-interest expense excluding restructuring and merger-related expense	100,458	99,206	98,615	97,191	99,503	395,471	386,172

Net interest income on a fully taxable equivalent basis	127,689	122,338	117,804	115,185	118,991	483,016	486,343
Non-interest income	36,388	29,612	31,355	30,629	30,074	127,983	120,447
Net interest income on a fully taxable equivalent basis plus non-interest income	$164,077	$151,950	$149,159	$145,814	$149,065	$610,999	$606,790
Efficiency Ratio	61.23%	65.29%	66.11%	66.65%	66.75%	64.73%	63.64%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$47,098	$34,741	$26,385	$33,162	$32,437	$141,385	$148,907
Add: After-tax restructuring and merger-related expenses (1)	510	1,562	2,984	-	-	5,056	3,026
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$47,608	$36,303	$29,369	$33,162	$32,437	$146,441	$151,933

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.70	$0.54	$0.44	$0.56	$0.55	$2.26	$2.51
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.01	0.02	0.05	-	-	0.08	0.05
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.71	$0.56	$0.49	$0.56	$0.55	$2.34	$2.56

	Period End
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2024	2024	2024	2024	2023
Tangible book value per share:
Total shareholders' equity	$2,790,281	$2,801,585	$2,544,279	$2,538,362	$2,533,062
Less: goodwill and other intangible assets, net of def. tax liability	(1,118,293)	(1,119,899)	(1,121,521)	(1,123,158)	(1,124,811)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,527,504	1,537,202	1,278,274	1,270,720	1,263,767

Common shares outstanding	66,919,805	66,871,479	59,579,310	59,395,777	59,376,435

Tangible book value per share	$22.83	$22.99	$21.45	$21.39	$21.28

Tangible common equity to tangible assets:
Total shareholders' equity	$2,790,281	$2,801,585	$2,544,279	$2,538,362	$2,533,062
Less: goodwill and other intangible assets, net of def. tax liability	(1,118,293)	(1,119,899)	(1,121,521)	(1,123,158)	(1,124,811)
Tangible equity	1,671,988	1,681,686	1,422,758	1,415,204	1,408,251
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,527,504	1,537,202	1,278,274	1,270,720	1,263,767

Total assets	18,684,298	18,514,169	18,128,375	17,772,735	17,712,374
Less: goodwill and other intangible assets, net of def. tax liability	(1,118,293)	(1,119,899)	(1,121,521)	(1,123,158)	(1,124,811)
Tangible assets	$17,566,005	$17,394,270	$17,006,854	$16,649,577	$16,587,563

Tangible equity to tangible assets	9.52%	9.67%	8.37%	8.50%	8.49%

Tangible common equity to tangible assets	8.70%	8.84%	7.52%	7.63%	7.62%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2024	2024	2023	2024	2023
Pre-tax, pre-provision income:
Income before provision for income taxes	$61,937	$44,773	$35,015	$43,390	$43,526	$185,114	$194,049
Add: provision for credit losses	(147)	4,798	10,541	4,014	4,803	19,206	17,734
Pre-tax, pre-provision income	$61,790	$49,571	$45,556	$47,404	$48,329	$204,320	$211,783

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$61,937	$44,773	$35,015	$43,390	$43,526	$185,114	$194,049
Add: provision for credit losses	(147)	4,798	10,541	4,014	4,803	19,206	17,734
Add: restructuring and merger-related expenses	646	1,977	3,777	-	-	6,400	3,830
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$62,436	$51,548	$49,333	$47,404	$48,329	$210,720	$215,613

Return on average assets, excluding certain items (1):
Income before provision for income taxes	$61,937	$44,773	$35,015	$43,390	$43,526	$185,114	$194,049
Add: provision for credit losses	(147)	4,798	10,541	4,014	4,803	19,206	17,734
Add: restructuring and merger-related expenses	646	1,977	3,777	-	-	6,400	3,830
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	62,436	51,548	49,333	47,404	48,329	210,720	215,613

Average total assets	$18,593,265	$18,295,583	$17,890,314	$17,704,265	$17,426,111	$18,122,625	$17,259,720

Return on average assets, excluding certain items (annualized) (1) (2)	1.34%	1.12%	1.11%	1.08%	1.10%	1.16%	1.25%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$61,937	$44,773	$35,015	$43,390	$43,526	$185,114	$194,049
Add: provision for credit losses	(147)	4,798	10,541	4,014	4,803	19,206	17,734
Add: restructuring and merger-related expenses	646	1,977	3,777	-	-	6,400	3,830
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	62,436	51,548	49,333	47,404	48,329	210,720	215,613

Average total shareholders' equity	$2,806,079	$2,715,461	$2,542,948	$2,545,841	$2,468,525	$2,653,174	$2,474,627

Return on average equity, excluding certain items (annualized) (1) (2)	8.85%	7.55%	7.80%	7.49%	7.77%	7.94%	8.71%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$61,937	$44,773	$35,015	$43,390	$43,526	$185,114	$194,049
Add: provision for credit losses	(147)	4,798	10,541	4,014	4,803	19,206	17,734
Add: amortization of intangibles	2,034	2,053	2,072	2,092	2,243	8,251	9,088
Add: restructuring and merger-related expenses	646	1,977	3,777	-	-	6,400	3,830
Income before provision, restructuring and merger-related expenses and amortization of intangibles	64,470	53,601	51,405	49,496	50,572	218,971	224,701

Average total shareholders' equity	2,806,079	2,715,461	2,542,948	2,545,841	2,468,525	2,653,174	2,474,627
Less: average goodwill and other intangibles, net of def. tax liability	(1,119,060)	(1,120,662)	(1,122,264)	(1,123,938)	(1,125,593)	(1,121,472)	(1,128,277)
Average tangible equity	$1,687,019	$1,594,799	$1,420,684	$1,421,903	$1,342,932	$1,531,702	$1,346,350

Return on average tangible equity, excluding certain items (annualized) (1) (2)	15.20%	13.37%	14.55%	14.00%	14.94%	14.30%	16.69%

Average tangible common equity	$1,542,535	$1,450,315	$1,276,200	$1,277,419	$1,198,448	$1,387,218	$1,201,866
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	16.63%	14.70%	16.20%	15.58%	16.74%	15.78%	18.70%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.